UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2025

Solaris Energy Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(address of principal executive offices) (zip code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each Exchange on Which Registered
Class A Common Stock, $0.01 par value	SEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stateline Joint Venture

On April 28, 2025, Solaris Energy Infrastructure, Inc. (the “Company” or “Solaris”) announced the formation of Stateline Power, LLC (“Stateline”), a joint venture between Solaris Power Solutions Stateline, LLC (“Stateline Power Solutions”), a wholly owned subsidiary of Solaris Energy Infrastructure, LLC (“Solaris LLC”), and CTC Property LLC (“CTC”), an affiliate of an industry leader in the evolving artificial intelligence computing space for which Stateline will provide off-grid power for their newest data center campus. In exchange for 50.1% of the equity interest in Stateline, we contributed non-cash assets and other pre-funded expenses valued at approximately $86.4 million and CTC contributed approximately $86 million in cash for the remaining 49.9% of equity interests in Stateline.

Concurrently with the formation of the joint venture, Stateline entered into (i) a management agreement with our subsidiary Solaris Power Solutions Stateline Operating, LLC (“Stateline Operator”), under which Stateline Operator will operate the day-to-day business of Stateline and provide related administrative services (the “Management Agreement”), and (ii) a master equipment rental agreement with CTC, under which Stateline will rent to CTC certain turbines and related equipment and accessories that will be used to power the data center facilities (the “Rental Agreement”).

Under the terms of Stateline’s amended and restated limited liability company agreement dated April 28, 2025 (the “Stateline LLCA”), Stateline is governed by a board (the “Stateline Board”) initially comprised of four members, two designated by Stateline Power Solutions and two designated by CTC. Each party will retain its director designation right until its ownership interest in Stateline falls below 20% of the outstanding equity interests in Stateline, subject to certain exceptions. In general, except as delegated to the Stateline Operator pursuant to the Stateline LLCA and Management Agreement, Stateline cannot take any action without prior approval of the majority of the Stateline Board.

Term Loan and Revolving Credit Facility Amendments

On April 28, 2025, we entered into (i) the second amendment (the “Term Loan Amendment”) to our senior secured term loan agreement (the “Term Loan Agreement”) with Banco Santander, S.A. New York Branch, as administrative agent, and Silver Point Finance, LLC, as collateral agent, and the lenders party thereto and (ii) the second amendment (the “Revolver Amendment”) to our loan, security, and guaranty agreement (the “Revolving Credit Facility”) with Bank of America, N.A. as agent and the lenders party thereto. The Term Loan Amendment and the Revolver Amendment permit, among other things, the entry of Stateline Power Solutions into the Stateline joint venture and the issuance of certain third-party financings.

The foregoing description of the Term Loan Amendment and the Revolver Amendment are qualified in their entirety by reference to the full text of each of the Term Loan Amendment and the Revolver Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On April 30, 2025, the Company provided certain updated financial and operational information. The information contained in Item 8.01 of this Current Report on Form 8-K, to the extent required, is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K under the subheader “Term Loan and Revolving Credit Facility Amendments” is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

Also on April 30, 2025, the Company provided certain updated disclosures, as set forth below.

* * *

Preliminary First Quarter Financial and Operating Information

As of the date hereof, we have not finalized our operational results nor completed our quarter-end closing for the three-month period ended March 31, 2025, and our auditors have not reviewed financial information for such quarter. The preliminary estimates presented below are derived from our internal records and are based on the most current information available to management. During the course of our review process of these preliminary estimates, we could identify items that would require us to make adjustments that could affect the final results. Any such adjustments could be material. Based on our preliminary expectations, we estimate the following for the three-month period ended March 31, 2025:

Three Months Ended March 31, 2025
(in thousands)
Solaris Inc.:
Revenue	$126,332
Net income (loss)	$12,968
Earnings per diluted share of Class A common stock	$0.14
Adjusted EBITDA(1)	$46,881
Net cash provided by operating activities	$25,722
Net cash used in investing activities	$(144,323)
Capital expenditures	$144,330
Solaris Power Solutions:
Capacity earning revenue	390 MW
Revenue	$49,375
Segment Adjusted EBITDA	$31,905
Solaris Logistics Solutions:
Revenue	$76,957
Segment Adjusted EBITDA	$25,974

(1)

Adjusted EBITDA is a non-GAAP measure. For the definition of Adjusted EBITDA, please see “Summary Historical and Pro Forma Consolidated Financial Data—Non-GAAP Financial Measures.” The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDA.

Three Months Ended March 31, 2025
(in thousands)
Net income (loss)	$12,968
Depreciation and amortization	20,064
Interest expense, net	5,171
Provision for income taxes (1)	3,916

EBITDA	$42,119
Stock-based compensation expense (2)	3,277
Credit losses	794
Other (3)	691

Total Adjusted EBITDA	$46,881

(1)	United States federal and state income taxes.
(2)	Represents stock-based compensation expense related to restricted stock awards and performance- based restricted stock units.
(3)	Other includes the net effect of loss/gain on disposal of assets and lease terminations, inventory write-offs and transaction costs.

As of March 31, 2025, we had no outstanding borrowings under our Revolving Credit Facility and $16.7 million in total cash and cash equivalents. In addition, we had approximately $49.4 million of borrowing base availability under our Revolving Credit Facility as of March 31, 2025.

These preliminary estimates are derived from our internal records and are based on the most current information available to management. These estimates are preliminary and inherently uncertain. Our normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. BDO USA, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this preliminary consolidated financial data. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. During the course of our and our auditors’ review on these preliminary estimates, we could identify items that would require us to make adjustments and which could affect our final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of our financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

Non-GAAP Financial Measures

As used herein and unless expressly provided otherwise, the term “pro forma” when used with respect to any financial data refers to the historical data of Solaris, as adjusted as described herein. Pro forma financial data for the year ended December 31, 2024 gives effect to the acquisition of Mobile Energy Rentals, LLC (“MER” and such acquisition, the “MER Acquisition”) as if it had been consummated on January 1, 2024. Pro forma financial data contains certain reclassification adjustments to conform the respective historical financial statement presentation of MER to Solaris’ financial statement presentation.

In each case, the pro forma data is presented for illustrative purposes only and should not be relied upon as an indication of the results of operations that would have been achieved if the MER Acquisition had taken place on the specified dates. Accordingly, future results may vary significantly from the results reflected in such pro forma data and should not be relied on as an indication of future results. See our unaudited pro forma condensed combined financial statements and the related notes thereto incorporated by reference herein for additional information.

The following table presents a reconciliation of Net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

Pro Forma Year Ended December 31, 2024
(in thousands, except per share and operating data)
Net income (loss)	$19,068
Depreciation and amortization	72,442
Interest expense, net	18,261
Income taxes (1)	2,241
EBITDA	$112,012
Property tax contingency (2)	(2,483)
Accrued property tax (3)	(1,794)
Stock-based compensation expense (4)	10,592
Loss on disposal of assets	148
Loss on extinguishment of debt (5)	4,085
Gain on sale of Kingfisher facility (6)	(7,461)
Changes in payables related to Tax Receivable Agreement (7)	(1,598)
Credit losses	369
Acquisition-related costs (8)	4,358
Other (9)	937
Adjusted EBITDA	$119,165

(1)	United States federal and state income taxes.
(2)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(3)

Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.

(4)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
(5)

Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.

(6)

Represents gain recognized on the sale of a 300-acre transload facility located in Kingfisher, Oklahoma and termination of an associated lease. All assets had zero net carrying value at the time of sale.

(7)	Reduction in liability due to state rate changes.
(8)	Represents costs incurred to affect the MER Acquisition.
(9)	Other includes the net effect of inventory write-offs severance costs, transaction costs and other settlements.

* * *

Risk Factors

Tariffs and other trade measures could adversely affect our results of operations, financial position and cash flows.

In April 2025, the U.S. government announced a baseline tariff of 10% on products from all countries and an additional individualized reciprocal tariff on the countries with which the United States has the largest trade deficits. As a result of the new administration’s trade policy, tariffs have increased and may continue to increase our material input costs. Any further trade restrictions, retaliatory trade measures and additional tariffs could result in higher input costs to our products, increased costs and delays in meeting our customers’ orders. For example, several of our rental orders for power generation equipment provide for adjustments to the purchase price paid in response to future taxes or tariffs not in place at the time of agreement. We may not be able to fully mitigate the impact of these increased costs or pass price increases on to our customers.

The imposition of further tariffs by the United States on a broader range of imports, or further retaliatory trade measures taken in response to additional tariffs, could increase costs in our supply chain or reduce demand of our customers’ products, either of which could adversely affect our results of operations. Additionally, changes in trade policy may have on the global economic environment (including any potential recession) could have a negative impact on the demand for our power generation solutions as our customers delay or cancel projects in which our business may service.

The ultimate impact of these trade measures on our business operations and financial results is uncertain and may be affected by various factors, including whether and when such trade measures are implemented, the timing when such measures may become effective, and the amount, scope, or nature of such trade measures, and our ability to execute strategies to mitigate the negative impacts.

We are subject to a number of risks associated with the Stateline joint venture.

On April 28, 2025, we announced the formation of Stateline, a joint venture between Solaris Power Solutions, a wholly owned subsidiary of Solaris LLC, and CTC, an affiliate of an industry leader in the evolving artificial intelligence computing space. The Stateline joint venture is expected to account for approximately 900 MW (or approximately 53% of our Solaris Power Solutions generation assets), and as such, the Stateline joint venture subjects our overall business to a number of risks, including:

•	the risk that the demand for off-grid power generation related to artificial intelligence does not grow in the manner in which we expect;

•

the fact that we derive, and will continue to derive, a significant portion of our revenue from a relatively small number of customers, and as a result, this reliance on a few large customers may adversely affect our revenue and operating results;

•

Stateline may need to seek additional debt and equity financing to support its working capital needs and there can be no assurance that such financing would be available to Stateline on favorable terms or at all;

•	Stateline and the industry in which it operates is subject to complex, developing regulatory frameworks, which may increase the time and labor necessary to operate the project as the parties intend;

•	we may experience difficulties in finding alternative lessors for our power generation equipment dedicated to Stateline in the event of an early termination of the related rental agreement;

•	certain key members of Solaris management will dedicate a significant amount of their time and attention to the Stateline joint venture; and

•

the management agreement to which our subsidiary is a party provides for the termination of its operatorship under certain circumstances and, if those circumstances were to occur, (i) our joint venture partner may have the right to purchase our equity interests in Stateline and (ii) Solaris would lose its seats on the Stateline Board.

To the extent one or more of these risks materializes, our Solaris Power Solutions segment and, in turn, our consolidated business and results of operations could be adversely affected.

We may be subject to short selling strategies and a party to various proceedings and claims related thereto from time to time.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. We are, and may in the future may be, the subject of unfavorable allegations made by short sellers. For example, earlier this year, Morpheus Research issued a report to short sellers that contained certain allegations against us that we believe to be misleading (as discussed further below). Any such allegations may be followed by periods of instability in the market price of our shares of common stock and negative publicity.

Any related inquiry or formal investigation from a governmental organization or other regulatory body, or resulting litigation from private claimants, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time-consuming and could distract our management from operating our business. For example, on March 28, 2025, a purported Solaris stockholder filed a complaint in a putative class action lawsuit styled Stephen Pirello v. Solaris Energy Infrastructure, Inc., et al., Case No. 4:25-cv-01455, in the United States District Court for the Southern District of Texas. The complaint asserts claims against Solaris and certain of its officers under Sections 10(b) and 20(a) of the Exchange Act, alleging among other things that they made misleading statements and omissions relating to the MER Acquisition. The complaint further alleges that these allegedly misleading statements and omissions were revealed in the Morpheus Research report regarding Solaris issued on March 17, 2025, which the complaint alleges caused a decline in Solaris’s stock price. The outcome of the lawsuit is uncertain, particularly because it is at its initial stages. However, the Company believes the lawsuit is without merit and intends to vigorously defend against it.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1#	Term Loan Amendment, dated April 28, 2025.

10.2	Revolver Amendment, dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be supplementally furnished to the SEC upon request.
#	Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS ENERGY INFRASTRUCTURE, INC.

Date: April 30, 2025
	By:	/s/ Kyle S. Ramachandran
	Name:	Kyle S. Ramachandran
	Title:	President and Chief Financial Officer